UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2005

Manor Care, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10858	34-1687107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Summit Street, Toledo, Ohio		43604-2617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-252-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 1, 2005, the Board of Directors, upon recommendation of the Governance Committee, approved modification of the outside directors’ compensation as follows: (1) an increase in the annual retainer from $35,000 to $40,000; (2) an increase in meeting fees from $1,500 to $2,500 per meeting for attendance in person at meetings not held in conjunction with regularly scheduled board meetings; (3) an increase in the fees paid to committee chairpersons from $500 to $1,000 above the committee meeting fees; and (4) an increase in the annual grant of restricted stock from $85,000 to $100,000.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2005, the Board of Directors approved the following amendments to the Company’s By-laws, effective immediately. The amendments remove all references to the Post-Merger Period relating to the merger transaction in September 1998 involving Health Care and Retirement Corporation (now known as Manor Care, Inc.) and the former Manor Care, Inc. (now known as Manor Care of America, Inc., which is a wholly owned subsidiary of the current Manor Care, Inc.). The Post-Merger Period ended May 3, 2000.

Article III, Section 1, was amended by removing the second sentence. The reference to the Post-Merger Period in this section was also removed.

Article III, Section 2, was amended by removing the second and third paragraphs and changing the reference in the first paragraph to reflect this amendment.

Article III, Section 3, was amended by removing the phrase in the first sentence, "or Section 2 of this Article III with respect to vacancies arising during the Post-Merger Period."

Article III, Section 11, was amended by removing the phrase in the first sentence, "provided, however, that during the Post-Merger Period, each such committee shall, subject to the Board of Directors’ fiduciary duties, consist of exactly two (2) Manor Care Directors and two (2) HCR Directors (except that, during the Post-Merger Period, any committee of only two (2) directors of the Corporation shall consist of exactly one (1) Manor Care Director and one (1) HCR Director."

Article III, Section 11, was amended by removing the phrase in the second sentence, "provided, however, that during the Post-Merger Period, only a Manor Care Director may act as an alternate for a Manor Care Director and only an HCR Director may act as an alternate for an HCR Director."

Article III, Section 11, was amended by removing the phrase in the third sentence, "provided, however, that during the Post-Merger Period, only a Manor Care Director may act in place of a Manor Care Director and only an HCR Director may act in place of an HCR Director."

Article III, Section 11, was amended by removing the phrase in the last sentence, "provided, however, that during the Post-Merger Period no committee other than one concerning audit and compensation shall be formed without the approval of at least seventy-five percent (75%) of the members of the then-appointed Board of Directors."

Article IV, Section 6, was amended by removing the phrase, "(i) not less than seventy-five percent (75%) of the then-appointed members of the Board of Directors of the Corporation during the Post-Merger Period and (ii) thereafter."

Article VI, Amendments, was amended by removing the reference to the Post-Merger Period and removing the phrase in the last sentence, "(1) at least seventy-five percent (75%) of the members of the then-appointed Board of Directors or (2) the holders of eighty percent (80%) in voting power of the stock of the Corporation issued and outstanding and entitled to vote thereon, and (ii) after the Post-Merger Period, by either."

The amended and restated By-laws are attached as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibit.

3.1 Amended and Restated By-laws of Manor Care, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manor Care, Inc.

February 7, 2005	By:	R. Jeffrey Bixler

Name: R. Jeffrey Bixler
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-laws of Manor Care, Inc.